UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2013

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33830	51-0653027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

(801) 649-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 7.01   Regulation FD Disclosure.

On October 8, 2013, EnergySolutions, Inc. (the “Company”, “EnergySolutions”, “we”, “us” or “our”) announced that we are seeking a proposed amendment (the “Proposed Amendment”) with respect to the Credit Agreement, by and among the Company, EnergySolutions, LLC, a Utah limited liability company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated August 13, 2010, as amended by that certain Amendment No. 1, dated August 23, 2010, and that certain Amendment No. 2, dated February 15, 2013 (the “Credit Agreement”).  The Proposed Amendment is being sought to, among other things, (i) extend the date by which we must reduce our debt with respect to our senior secured term loans under the Credit Agreement and our 10.75% Senior Notes due 2018, and (ii) increase the applicable margin for our senior secured term loans under the Credit Agreement. The Proposed Amendment has not been entered into, and we provide no assurance that it may or will be entered into.

A copy of a presentation to be made to lenders party to the Credit Agreement, dated October 8, 2013, in connection with the Proposed Amendment is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by EnergySolutions or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 8.01   Other Events

The information contained in Item 7.01 above is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	EnergySolutions Lender Presentation, dated October 8, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGYSOLUTIONS, INC.

By:	/s/ Russ Workman
Name:	Russ Workman
Title:	General Counsel

Date: October 8, 2013

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